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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  October 18, 2001
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ALTEON INC.
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(Exact Name of Registrant as Specified in Charter)


Delaware                 0-19529                 13-3304550
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(State or Other Juris-     (Commission         (I.R.S. Employer
diction of Incorporation)  File Number)       Identification No.)


170 Williams Drive, Ramsey, New Jersey                      07446
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(Address of Principal Executive Offices)               (Zip Code)


Registrant's telephone number, including area code (201) 934-5000
                                                   --------------


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    (Former Name or Former Address, If Changed Since Last Report)
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Item 5.     Other Events

            On October 18, 2001 Alteon Inc. issued the following press release:

ALTEON APPOINTS THOMAS A. MOORE, PRESIDENT AND CEO OF NELSON COMMUNICATIONS WORLDWIDE, TO BOARD OF DIRECTORS

RAMSEY, N.J., Oct. 18 /PRNewswire/ -- Alteon Inc. (Amex: ALT) announced today that it has elected Thomas A. Moore to the company's Board of Directors. Mr. Moore is President and CEO of Nelson Communications Worldwide, a leading healthcare marketing and communications company.

Mr. Moore joined Nelson Communications Inc. in 1996 as President and CEO, and was appointed President and CEO of Nelson Communications Worldwide in November 2000, when the company was sold to Publicis Groupe SA, the fifth largest advertising/communications group worldwide. Nelson Communications is one of the nation's largest independent healthcare marketing and communications organizations, and provides specialized consulting, medical marketing, communications, and professional sales services to over 200 clients, including 19 of the 20 largest pharmaceutical companies in the world.

Previously, Mr. Moore served as President of Procter & Gamble's Health Care Products Worldwide and Group Vice President of the Procter & Gamble Company, where he was responsible for over $3 billion of worldwide healthcare sales in both over-the-counter and prescription drugs in over one hundred countries. A graduate of Princeton University, Mr. Moore joined P&G in 1973, and held positions of increasing responsibilities in marketing, branding and management. Mr. Moore is currently Chairman of the Board of The American Health Foundation, and is active in a wide range of professional and community volunteer activities.

"Tom Moore's broad-based experience in healthcare and consumer marketing as well as in pharmaceutical development will be of tremendous value to Alteon's Board," said Kenneth I. Moch, Chairman and CEO of Alteon. "We are delighted to have Tom join us as we develop and implement marketing and collaboration strategies that reflect the potential of our breakthrough compounds."

About Alteon

Alteon is developing several new classes of drugs that reverse or slow down diseases of aging and complications of diabetes. These compounds impact a fundamental pathological process caused by protein-glucose complexes called Advanced Glycosylation End-products (A.G.E.s). The formation and crosslinking of A.G.E.s are an inevitable part of the aging process that lead to a loss of flexibility and function in body tissues, organs and vessels. The company is initially developing therapies for cardiovascular and kidney diseases in older or diabetic individuals.

Alteon has created a library of novel classes of compounds targeting the A.G.E. pathway. These include A.G.E. Crosslink Breakers, A.G.E. Formation Inhibitors and Glucose
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Lowering Agents. The Company's lead A.G.E. Crosslink Breaker, ALT-711, is being developed for the treatment of cardiovascular disorders. ALT-711 is being evaluated in the Phase IIb SAPPHIRE clinical trial focused on isolated systolic hypertension. The compound is also under investigation for end-stage renal disease patients receiving peritoneal dialysis, a patient population that has significant cardiovascular disease. ALT-711 is further serving as a clinical prototype in other conditions where A.G.E. crosslinking is a cause of disease, such as uropathy and diabetic retinopathy. Pimagedine, Alteon's lead A.G.E. Formation Inhibitor, is being evaluated by a veterinary partner for diabetic neuropathy in cats. For more information on Alteon, visit the company's web site at http://www.alteonpharma.com.

Any statements contained in this press release that relate to future plans, events or performance are forward-looking statements that involve risks and uncertainties including, but not limited to, those relating to technology and product development (including the possibility that early clinical trial results may not be predictive of results that will be obtained in large-scale testing or that any clinical trials will not demonstrate sufficient safety and efficacy to obtain requisite approvals or will not result in marketable products), regulatory approval processes, intellectual property rights and litigation, competitive products, ability to obtain financing, and other risks identified in Alteon's filings with the Securities and Exchange Commission. The information contained in this press release is accurate as of the date indicated. Actual results, events or performance may differ materially. Alteon undertakes no obligation to publicly release the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
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                                     *******

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    Alteon Inc.


                                    By: /s/ Kenneth I. Moch
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                                        Kenneth I. Moch
                                        President and Chief Executive Officer


Dated:  October 18, 2001